UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2018

XO Group Inc.

  (Exact name of Registrant as Specified in its Charter)

Delaware	001-35217	13-3895178
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File No.)	Identification No.)

195 Broadway, 25th Floor New York, New York	10007
(Address of Principal Executive Offices)	(Zip Code)

(212) 219-8555

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

  (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note.

This Current Report on Form 8-K is being filed in connection with the closing on December 21, 2018 (the “Closing Date”) of the transactions contemplated by that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of September 24, 2018, by and among WeddingWire, Inc., a Delaware corporation (“Parent”), Wedelia Merger Sub, Corp., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”) and XO Group Inc., a Delaware corporation (the “Company”). Pursuant to the terms and conditions set forth in the Merger Agreement, on the Closing Date, Merger Sub merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and as a wholly owned subsidiary of Parent.

Item 1.01 Entry into a Material Definitive Agreement.

On December 21, 2018 (the “Closing Date”), Parent entered into (i) a First Lien Credit and Guaranty Agreement, among IDO US Acquiror, Corp. (“Holdings”), Parent, as the borrower, Merger Sub, the Company, the other guarantors party thereto, JPMorgan Chase Bank, N.A., as administrative agent (the “Agent”), and the several banks, financial institutions, institutional investors and other entities party thereto (the “First Lien Credit Facility”) and (ii) a Second Lien Credit and Guaranty Agreement among Parent, as the borrower, Merger Sub, the Company, the other guarantors party thereto, UBS AG, Stamford Branch, as administrative agent, and the several banks, financial institutions, institutional investors and other entities party thereto (the “Second Lien Credit Facility” and, together with the First Lien Credit Facility, the “Credit Facilities”).

First Lien Credit Facility

Facilities and Maturity. The First Lien Credit Facility provides for a first lien term loan facility in the aggregate principal amount of $450 million due in December 2025 and a revolving credit facility in the aggregate principal amount of $25 million due in December 2023.

Accordion. Subject to certain conditions, the principal amount of the First Lien Credit Facility may be increased from time to time up to an amount of up to (x) $113 million (subject to an EBITDA grower) plus (y) additional amounts so long as, after giving effect to the incurrence of such incremental facility and the application of proceeds thereof, the pro forma total net first lien leverage ratio is less than or equal to 3.30:1.00.

Interest Rate. The first lien term loan facility bears interest at a rate equal to (i) LIBOR plus 4.50% or (ii) the base rate plus 3.50% and the revolving credit facility bears interest at a rate equal to (i) LIBOR plus 4.00% or (ii) the base rate plus 3.00%, provided that the interest rate of borrowings under the revolving credit facility shall be subject to a leverage-based step down to 3.75% for LIBOR borrowings and 2.75% for base rate borrowings if the total net first lien leverage is less than or equal to 2.80:1.00.

Security. The obligations under the First Lien Credit Facility are guaranteed by Holdings, the Company and certain other material domestic subsidiaries of Holdings, subject to customary exceptions, and are primarily secured subject to certain exceptions, by a first-priority security interest in substantially all of the assets of Holdings, Parent, the Company and certain other material domestic subsidiaries of Holdings.

Voluntary Prepayment. Parent will have the option to voluntarily prepay outstanding loans at any time upon three business days’ prior written notice (for LIBOR loans) or same-day written notice (for base rate loans). In addition to customary “breakage” costs with respect to LIBOR loans, first lien term loans prepaid, refinanced, substituted or replaced by indebtedness which has a lower all-in yield than the all-in yield under the term loans prior to the date that falls six months after the Closing Date (other than as a result of a change of control, significant acquisition or other transformative transaction) shall be subject to a prepayment premium in an amount equal to 1.00% of the aggregate principal amount of the first lien term loans so prepaid, refinanced, substituted or replaced.

Financial Covenant. Following the first three fiscal quarters from the Closing Date, for as long as the outstanding revolving loans and swingline loans exceeds 35% of the revolving facility, the Parent’s total net first lien leverage ratio, calculated on a pro forma basis, may not exceed 6.20:1.00.

Restrictive Covenants and Other Matters. The First Lien Credit Facility contains other restrictive covenants (in each case, subject to exclusions) that limit, among other things, the ability of Parent and certain of its subsidiaries to:

•	create, incur, assume or suffer to exist, any liens,

•	create, incur, assume or permit to exist, directly or indirectly, any additional indebtedness,

•	consolidate, merge, amalgamate, liquidate, wind up or dissolve themselves,

•	convey, sell, lease, license, assign, transfer or otherwise dispose of all or substantially all of their assets,

•	make certain restricted payments,

•	amend or otherwise alter the terms of organizational documents and documents related to certain subordinated indebtedness, and

•	enter into transactions with affiliates.

The First Lien Credit Facility contains certain customary representations and warranties, affirmative covenants and events of default, including, among other things, payment defaults, breach of representations and warranties, covenant defaults, cross-defaults to certain indebtedness, certain events of bankruptcy, certain events under ERISA, judgment defaults, actual or asserted failure of any material guaranty or security document supporting the First Lien Credit Facility ceases to be in force and effect and change of control. If such an event of default occurs, the Agent under the First Lien Credit Facility is entitled to take various actions, including all actions that a secured creditor is permitted to take following a default, subject to the terms of the Closing Date Intercreditor Agreement (as defined in the Credit Facilities).

Second Lien Credit Facility

Facilities and Maturity. The Second Lien Credit Facility provides for second lien facilities in an aggregate principal amount of $140 million and €30.688 million maturing in December 2026.

Accordion. Subject to certain conditions, the principal amount of the Second Lien Credit Facility may be increased from time to time up to an amount of up to (x) $141.25 million (subject to an EBITDA grower) plus (y) additional amounts so long as, after giving effect to the incurrence of such incremental facility and the application of proceeds thereof, the pro forma total net secured lien leverage ratio is less than or equal to 5.40:1.00.

Interest Rate. The second lien facility bears interest at a rate equal to (i) LIBOR plus 8.25% or (ii) the base rate plus 7.25%.

Security. The obligations under the Second Lien Credit Facility are guaranteed by Holdings, the Company and certain other material domestic subsidiaries of Holdings, subject to customary exceptions, and are primarily secured subject to certain exceptions, by a second-priority security interest in substantially all of the assets of Holdings, Parent, the Company and certain other material domestic subsidiaries of Holdings.

Voluntary Prepayment. Parent will have the option to voluntarily prepay outstanding loans at any time upon three business days’ prior written notice (for USD LIBOR loans) or four business days for Euro LIBOR loans or same-day written notice (for base rate loans). In addition to customary “breakage” costs with respect to LIBOR loans, second lien loans prepaid, refinanced, substituted or replaced by indebtedness which has a lower all-in yield than the all-in yield under the term loans prior to the date that falls (i) one year after the Closing Date (other than as a result of a change of control, significant acquisition or other transformative transaction) shall be subject to a prepayment premium in an amount equal to 2.00% of the aggregate principal amount of the second lien loans so prepaid, refinanced, substituted or replaced, and (ii) two years after the Closing Date (other than as a result of a change of control, significant acquisition or other transformative transaction) shall be subject to a prepayment premium in an amount equal to 1.00% of the aggregate principal amount of the second lien loans so prepaid, refinanced, substituted or replaced.

Financial Covenant. There is no financial covenant under the Second Lien Credit Facility.

Restrictive Covenants and Other Matters. The Second Lien Credit Facility contains other restrictive covenants (in each case, subject to exclusions) that limit, among other things, the ability of Parent and certain of its subsidiaries to:

•	create, incur, assume or suffer to exist, any liens,

•	create, incur, assume or permit to exist, directly or indirectly, any additional indebtedness,

•	consolidate, merge, amalgamate, liquidate, wind up or dissolve themselves,

•	convey, sell, lease, license, assign, transfer or otherwise dispose of all or substantially all of their assets,

•	make certain restricted payments,

•	amend or otherwise alter the terms of organizational documents and documents related to certain subordinated indebtedness, and

•	enter into transactions with affiliates.

The Second Lien Credit Facility contains certain customary representations and warranties, affirmative covenants and events of default, including, among other things, payment defaults, breach of representations and warranties, covenant defaults, cross-defaults to certain indebtedness, certain events of bankruptcy, certain events under ERISA, judgment defaults, actual or asserted failure of any material guaranty or security document supporting the Second Lien Credit Facility ceases to be in force and effect and change of control. If such an event of default occurs, the Agent under the Second Lien Credit Facility is entitled to take various actions, including all actions that a secured creditor is permitted to take following a default, subject to the terms of the Closing Date Intercreditor Agreement (as defined in the Credit Facilities).

Net proceeds from the Credit Facilities were used, among other things, to finance the Transactions (as defined in the Credit Agreements), including the Merger Consideration (as defined below) and the refinancing of Parent’s existing credit facilities with KeyBank National Association as administrative agent.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On the Closing Date, the Merger was completed pursuant to the terms of the Merger Agreement.

At the effective time of the Merger (the “Effective Time”), each share of common stock (each “Share” or, collectively, the “Shares”), par value $0.01 per Share, of the Company (the “Company Common Stock”) outstanding immediately prior to the Effective Time (other than Shares owned by the Company in treasury, Parent, Merger Sub, any wholly owned subsidiary of Parent or any subsidiary of the Company and Shares owned by stockholders of the Company who have not voted in favor of the adoption of the Merger Agreement and have properly exercised appraisal rights in accordance with Section 262 of the General Corporation Law of the State of Delaware (collectively, such Shares, the “Excluded Shares”)) was automatically cancelled and converted into the right to receive $35.00 in cash, without interest (the “Merger Consideration”), subject to applicable withholding taxes.

At the Effective Time, each option to acquire Shares (“Company Stock Option”) that was outstanding, unexercised and vested immediately prior to the Effective Time was converted into the right to receive an amount in cash equal to the Merger Consideration in respect of each Share underlying such award, less the applicable exercise price. Each unvested Company Stock Option and each compensatory award in respect of a Share subject to vesting, repurchase or other lapse restriction (“Company RSA Award”) that was outstanding immediately prior to the Effective Time was substituted and automatically converted into an award (a “Converted Award”) to receive an amount in cash equal to the product of (a) the total number of shares subject to such Company Stock Option or Company RSA Award, as applicable, immediately prior to the Effective Time and (b) the Merger Consideration (less, in the case of Company Stock Options, the applicable exercise price). Subject to certain exceptions, such Converted Awards are subject to the same terms and conditions applicable to the Company Stock Option or Company RSA Award (including vesting terms), except that any payments will be made no later than 30 days following the last day of the quarter in which the Converted Award vests.

The description of the Merger and the Merger Agreement contained in this Item 2.01 does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on September 24, 2018, and is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the transactions described in Item 2.01 of this Current Report on Form 8-K, which are incorporated by reference herein, the Company notified the New York Stock Exchange (the “NYSE”) that the certificate of Merger had been filed with the Secretary of State of Delaware and that, at the Effective Time, each Share (other than the Excluded Shares) was cancelled and converted into the right to receive the Merger Consideration. In addition, the Company requested that the NYSE delist the Company Common Stock, and as a result, trading of Company Common Stock was suspended prior to the opening of the NYSE on December 21, 2018. The Company also requested that the NYSE file with the SEC a notification of removal from listing and registration on Form 25 to effect the delisting of all Shares from the NYSE and the deregistration of such Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, the Company Common Stock will no longer be listed on the NYSE.

In addition, the Company intends to file a certification on Form 15 with the SEC requesting the termination of registration of the Shares under Section 12(g) of the Exchange Act and the suspension of reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to the Shares.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth under Items 2.01, 3.01, 5.01, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

As set forth under Item 2.01 of this Current Report on Form 8-K, at the Effective Time, each Share issued and outstanding immediately prior to the Effective Time (other than Excluded Shares) was automatically cancelled and converted into the right to receive the Merger Consideration.

Item 5.01 Change in Control of Registrant.

The information set forth under Items 2.01, 3.03 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the completion of the Merger, a change in control of the Company occurred, and the Company became a wholly owned subsidiary of Parent.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

In connection with the Merger, at the Effective Time, each of Michael Zeisser, Charles Baker, Jan Hier-King, Diane Irvine, Barbara Messing, Peter Sachse and Michael Steib resigned from the board of directors of the Company. These resignations were a result of the completion of the Merger in accordance with the Merger Agreement and not as a result of any disagreements between the Company and the resigning directors on any matters relating to the Company’s operations, policies or practices.

In connection with the Merger, Michael Steib, the Company's Chief Executive Officer, entered into an amended and restated employment agreement (the “Employment Agreement”) with the Company and Parent evidencing the terms provided for in the term sheet previously agreed to in connection with the execution of the Merger Agreement, as described in the Company’s Form 8-K filed on September 24, 2018. The Employment Agreement provides for the following: (1) Mr. Steib waives the right to resign for "good reason" (as defined under the Employment Agreement and the applicable equity grant documents) solely due to certain changes to duties, responsibilities, authorities and reporting relationships that are related to the Merger; (2) Mr. Steib will continue to be entitled to his 2019 base salary, target annual bonus and annual retention equity grant (the "2019 Grant"), the amounts of which are specified in the Employment Agreement; (3) after the Merger, Mr. Steib will serve as Co-Chief Executive Officer of Parent and will serve on the board of directors of the Parent; (4) on the earlier of a termination without cause (as defined under the Employment Agreement and the applicable equity grant documents), certain resignations for good reason or continued employment for 12 months after the Merger (the "Safe Harbor Period"), any then unvested Converted Awards (as defined below) relating to awards granted prior to September 24, 2018 will fully vest and be paid out; (5) on a resignation for any reason that occurs no more than 60 days prior to, and no less than 30 days prior to, the end of the Safe Harbor Period, or an earlier termination without cause or certain resignations for good reason (after taking into account the waiver described above) prior to the end of the Safe Harbor Period, Mr. Steib will receive (x) (A) a payment equal to $1,133,000 payable over 24 months, (B) benefits continuation for 24 months and (C) a pro rata target bonus for the year of termination and (y) with respect to those Converted Awards that are in respect of 2019 Grants, the greater of (i) if the termination occurs more than 90 days following the grant date, 50% of such Converted Award and (ii) a pro rata portion of the award; provided that if the termination occurs less than 90 days following the grant date, the 2019 Grant will vest pro rata and (6) upon a termination without cause or certain resignations for good reason after the Safe Harbor Period, severance benefits equal to 12 months of base salary and benefits continuation and a pro rata target bonus for the year of termination, and the same treatment of Mr. Steib’s 2019 Grant as described above.

The “Converted Awards” include Company stock options and Company restricted stock awards that are held by Mr. Steib at the time of the Merger which were converted upon the Effective Time into the right to receive an amount in cash equal to the Merger Consideration in respect of each Share underlying such award, less the applicable exercise price.

The summary of the Employment Agreement is qualified in its entirety by reference to the text of the Employment Agreement, which is attached hereto as Exhibit 10.1, and such Employment Agreement is incorporated by reference herein.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

In accordance with the Merger Agreement, at the Effective Time, the certificate of incorporation of the Company was amended and restated in its entirety. A copy of such amended and restated certificate of incorporation is attached as Exhibit 3.1 hereto and is incorporated herein by reference.

In accordance with the Merger Agreement, at the Effective Time, the bylaws of the Company were amended and restated in their entirety. A copy of such amended and restated bylaws is attached as Exhibit 3.2 hereto and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On December 21, 2018, the Company issued a press release announcing the completion of the Merger. A copy of the press release is furnished as Exhibit 99.1 hereto. Such press release shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
2.1	Agreement and Plan of Merger, dated as of September 24, 2018, by and among WeddingWire, Inc., Wedelia Merger Sub, Corp. and XO Group Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on September 25, 2018).

3.1	Amended and Restated Certificate of Incorporation of XO Group Inc.

3.2	Amended and Restated Bylaws of XO Group Inc.

10.1	Amended and Restated Employment Agreement by and between the Company and Michael Steib, dated as of December 21, 2018.

99.1	Press Release, dated December 21, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XO GROUP INC.

By:	/s/ Gillian Munson
Gillian Munson
Chief Financial Officer

Date: December 21, 2018